 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2019

CHINA XD PLASTICS COMPANY LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-34546	04-3836208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 9 Dalian North Road, Haping Road Centralized Industrial Park, Harbin Development Zone, Heilongjiang Province, PRC 150060
(Address of Principal Executive Offices)

(86) 451-8434-6600
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2019, China XD Plastics Company Limited (the "Company") announced that Jun Xu resigned from the Company's Board of Directors (the "Board"), and that Ryan Law had accepted appointment to fill the director vacancy created by Mr. Xu's resignation.  As Mr. Xu shifted his focus on domestic business in PRC at work and Mr. Ryan Law has been more involved with the Company's operations, it is natural step for such director change. There were no disagreements between Jun Xu and the Company on any matter relating to the Company's operations, policies or practices which resulted in his resignation.

Mr. Xu's written notice of resignation was received and accepted by the Board on April 23, 2019. On the same date, the stockholder holding all of the issued and outstanding series D junior convertible preferred stock appointed Ryan Law to serve as a director of the Company.

Ryan Law is a Managing Director of Morgan Stanley. Mr. Law focuses on the group's private equity transactions in China. Mr. Law currently serves as a director on the boards of Q&K INTERNATIONAL GROUP LIMITED, Noah Education Holdings Ltd., Renfang Medical Holdings Ltd. and China Showyu Healthy Group Ltd.  Mr Law joined Morgan Stanley in 1998 and worked in its Investment Banking Division and at Morgan Stanley Principal Investments for 10 years before departing in 2008. Prior to rejoining the firm in 2012, Mr. Law was with Mount Kellett Capital and founded GCL Capital. Mr. Law has been focusing on private equity transactions in China since 2006. Mr. Law received a BA in Economics from the University of Chicago.

The Board has determined that Mr. Law qualifies as an independent member of our Board of Directors under Rule 5605(a) of the listing standards of the Nasdaq Stock Market.

There are no family relationships between Mr. Law and any of the executive officers or directors of the Company. There are no any arrangement or understanding between Mr. Law and other persons pursuant to which Mr. Law was elected as a director of the Board. For the fiscal year ended December 31, 2018, there have been no transactions nor are there any currently proposed transactions to which the Company was or is to be a party in which Mr. Law or any member of his immediate family had has or will have a direct or indirect material interest.

Mr. Law, as the Series D Director, will not receive any compensation for serving on our Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 26, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2019

CHINA XD PLASTICS COMPANY LIMITED

By:	/s/ Jie Han
Name: Jie Han
Title: Chief Executive Officer